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                                                                     EXHIBIT 5.1

                    [Baker & McKenzie LLP Letterhead Omitted]

                                 August 31, 2006

RadiSys Corporation
5445 NE Dawson Creek Rd.
Hillsboro, OR 97124

Ladies and Gentlemen:

      We have acted as securities counsel for RadiSys Corporation, an Oregon corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 365,000 shares of its common stock, no par value (the "Shares"), which are issuable in connection with the Company's Stock Plan for Convedia Employees (the "Plan").

      We have reviewed a copy of the Plan and forms of award agreements (collectively, the "Award Agreements") and we have examined the originals, or photostatic or certified copies, of such records of the Company, of certificates of officers of the Company and of public documents, and such other documents as we have deemed relevant and necessary as the basis of the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

      Based upon and subject to the foregoing, we are of the opinion that:

      The Shares have been duly and validly authorized, and when issued in accordance with the terms of the Plan and the applicable Award Agreements, and upon payment of the exercise price, if any, in accordance with the terms of applicable Award Agreements, and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

      The opinions expressed above are limited to the laws of the Business Corporation Law of the State of Oregon and the federal laws of the United States of America.

      This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

                                                       Very truly yours,

                                                       BAKER & McKENZIE LLP

                                                       /s/ Baker & McKenzie LLP